Exhibit a(iii) under Form N-1A
                                            Exhibit 3(i) under Item 601/Reg. S-K

                          WORLD INVESTMENT SERIES, INC.
                             ARTICLES SUPPLEMENTARY


     WORLD INVESTMENT SERIES, INC., a Maryland corporation having its principal office in the state of Maryland in Baltimore, Maryland (hereinafter called the "Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

     FIRST: The Corporation is authorized to issue 3,000,000,000 shares of common stock, par value $0.001 per share, with an aggregate par value of $3,000,000. These Articles Supplementary do not increase the total authorized capital stock of the Corporation or the aggregate par value thereof.

     SECOND: The Board of Directors of the Corporation hereby reclassifies all of the authorized but unissued shares of common stock of the Corporation such that the authorized common stock of the Corporation is classified as follows:

                         Class                               Number of Shares

Federated Asia Pacific Growth Fund Class A Shares                 100,000,000
Federated Asia Pacific Growth Fund Class B Shares                 100,000,000
Federated Asia Pacific Growth Fund Class C Shares                 100,000,000

Federated Emerging Markets Fund Class A Shares                    100,000,000
Federated Emerging Markets Fund Class B Shares                    100,000,000
Federated Emerging Markets Fund Class C Shares                    100,000,000

Federated European Growth Fund Class A Shares                     100,000,000
Federated European Growth Fund Class B Shares                     100,000,000
Federated European Growth Fund Class C Shares                     100,000,000

Federated Global Equity Income Fund Class A Shares                100,000,000
Federated Global Equity Income Fund Class B Shares                100,000,000
Federated Global Equity Income Fund Class C Shares                100,000,000

Federated International Growth Fund Class A Shares                100,000,000
Federated International Growth Fund Class B Shares                100,000,000
Federated International Growth Fund Class C Shares                100,000,000

Federated International High Income Fund Class A Shares           100,000,000
Federated International High Income Fund Class B Shares           100,000,000
Federated International High Income Fund Class C Shares           100,000,000

Federated International Small Company Fund Class A Shares         100,000,000
Federated International Small Company Fund Class B Shares         100,000,000
Federated International Small Company Fund Class C Shares         100,000,000

Federated Latin American Growth Fund Class A Shares               100,000,000
Federated Latin American Growth Fund Class B Shares               100,000,000
Federated Latin American Growth Fund Class C Shares               100,000,000

Federated World Utility Fund Class A Shares                       100,000,000
Federated World Utility Fund Class B Shares                       100,000,000
Federated World Utility Fund Class C Shares                       100,000,000
Federated World Utility Fund Class F Shares                       100,000,000

Authorized but unclassified shares of common stock                200,000,000

Total shares                                                      3,000,000,000

     THIRD: The shares of common stock of the Corporation classified hereby shall be subject to all of the provisions of the Corporation's Charter relating to shares of stock of the Corporation generally and shall have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption set forth in Article FOURTH, Section (b) of the Articles of Incorporation and as set forth below:

     a. Shares having a common Fund name shall be invested in a common investment portfolio and the assets, liabilities, income, expenses, dividends and related liquidation rights belonging to each investment portfolio and allocated among them and among the various classes invested therein shall be as determined by the Board of Directors of the Corporation in accordance with law.

     b. At such times (which may vary between and among the holders of particular classes of stock invested in a common investment portfolio) as may be determined by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) in accordance with the Investment Company Act of 1940, as amended, applicable rules and regulations thereunder, and applicable rules and regulations of the National Association of Securities Dealers, Inc. and reflected in the pertinent registration statement of the Corporation, shares of any particular class of stock invested in any common investment portfolio of the Corporation may be automatically converted into shares of another class of stock invested in the same common investment portfolio of the Corporation based on the relative net asset values of such classes at the time of conversion, subject, however, to any conditions of conversion that may be imposed by the Board of Directors (or with the authorization of the Board of Directors, by the officers of the Corporation) and reflected in the pertinent registration statement of the Corporation as aforesaid.

     FOURTH: The stock of the Corporation has been reclassified by the Board of Directors pursuant to authority contained in the Charter of the Corporation.

     IN WITNESS WHEREOF, World Investment Series, Inc. has caused these presents to be signed in its name and on its behalf on November 24, 1997, by its duly authorized officers, who acknowledge that these Articles Supplementary are the act of the Corporation, that to the best of their knowledge, information and belief, all matters and facts set forth herein relating to the authorization and approval of these Articles are true in all material respects, and that this statement is made under the penalties of perjury.


ATTEST:                                     WORLD INVESTMENT SERIES, INC.



/s/ Karen M. Brownlee                          By:/s/ J. Christopher Donahue
Karen M. Brownlee                                   J. Christopher Donahue
Assistant Secretary                                 Executive Vice President


q:/org_docs/amendments/wisi1197.doc - e. miller